UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) and (c) Principal Officers

On June 2, 2005, Roderick M. Sherwood III, provided notice that he plans to retire later this year as Gateway’s Senior Vice-President and Chief Financial Officer, Gateway’s Principal Financial Officer. Mr. Sherwood has committed to participate in the selection process for his replacement and to remain with Gateway for a suitable transition period.

Effective June 6, 2005, Neal West, age 46, assumes the designation of Gateway’s Principal Accounting Officer from Kelli Richard, who has held that title since early 2004 in addition to other on-going duties, including corporate accounting, tax, risk management and supervision of shared services. Mr. West joined Gateway in April 2005 as Vice President and Corporate Controller. There are no related party transactions between Mr. West and Gateway.

Before Gateway, Mr. West was Vice President and Controller for APL Logistics for the past four years of his 18 years with APL, Ltd. Before that, he held numerous finance, service and support positions at APL. Mr. West also previously worked for Standard Pacific and West-Tronics, Inc. as Division Controller and Financial Manager.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99	Press release dated June 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER Michael R. Tyler Vice President & General Counsel

EXHIBIT INDEX

99	Press release dated June 6, 2005